Exhibit 10.35
ADECOAGRO/IFH 2007/2008 EQUITY INCENTIVE PLAN (FORMERLY, THE
INTERNATIONAL FARMLAND HOLDINGS LLC 2007/2008 EQUITY INCENTIVE
PLAN)
Preliminary Statement
          Pursuant to a corporate reorganization (the “Reorganization”) that occurred on October 30, 2010 (the “Reorganization Date”), Adecoagro S.A., a Luxembourg stock corporation (the “Company”) became the holder of a majority of the ordinary limited liability company membership units of International Farmland Holdings, LLC, a Delaware limited liability company that, pursuant to the Reorganization was converted into a Delaware limited partnership (such pre-Reorganization limited liability company and post-Reorganization limited partnership, collectively, “IFH”). On January 24, 2011 (the “Effective Date”), the Company effected a 3:2 reverse stock split by changing the nominal value of the equity shares of the Company from the nominal value of USD$1 each to the nominal value of USD$1.5 each (the “Reverse Stock Split”). As part of the Reorganization and the Reverse Stock Split, the Management Committee of IFH and the Board of Directors of the Company have each resolved to amend and restate the IFH 2007/2008 Equity Incentive Plan, initially effective, November 13, 2007, into this Adecoagro/IFH 2007/2008 Equity Incentive Plan (the “Plan”), effective as of the Effective Date, to reflect the conversion of options to purchase ordinary units of IFH (“IFH Options”) into options to purchase or subscribe for the Company’s ordinary shares, par value USD$1.50 per share. The Plan contains terms and conditions that are intended to maintain in all material respects the same, and in no event greater, economic benefit to optionees as provided under the Plan as in effect prior to the Reorganization Date.

SECTION 1. GENERAL PURPOSE OF THE PLAN; DEFINITIONS
          The purpose of the Plan is to encourage and enable the officers, employees, directors and other key persons (including prospective employees, but conditioned on their employment, and consultants) of the Company and any Subsidiary, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company. It is anticipated that providing such persons with a direct stake in the Company’s welfare will assure a closer identification of their interests with those of the Company and its shareholders, thereby stimulating their efforts on the Company’s behalf and strengthening their desire to remain with the Company.
          The following terms shall be defined as set forth below:
          “Act” means the United States Securities Act of 1933, as amended, and the rules and regulations thereunder.
          “Award” or “Awards,” means a grant of Options under the Plan.

          “Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, that in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.
          “Board” means the Board of Directors of the Company.
          “Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall have the meaning as determined in good faith by the Board.
          “Chief Executive Officer” means Mariano Bosch in his capacity as the Chief Executive Officer of the Company, or such other Chief Executive Officer of the Company from time to time.
          “Code” means the United States Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.
          “Committee” means the Committee referred to in Section 2.
          “Exchange Act” means the United States Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.
          “Fair Market Value” of an Ordinary Share, or any security of a Subsidiary or an affiliate of the Company which a holder of an Ordinary Share is entitled to receive (whether by distribution, conversion or exchange) (an “Exchange Security”) on any given date means the fair market value of the Ordinary Share or, if applicable, such Exchange Security, determined in good faith by the Committee based on the reasonable application of a reasonable valuation method not inconsistent with Section 409A of the Code. If the Ordinary Shares or, if applicable, the Exchange Securities are admitted to quotation on a securities exchange, the determination shall be made by reference to market quotations. If the date for which Fair Market Value is determined is the first day when trading prices for the Ordinary Shares or, if applicable, the Exchange Securities are reported on a securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent) set forth on the cover page for the final prospectus relating to the Company’s Initial Public Offering.
          “Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall have the meaning as determined in good faith by the Board.
          “Initial Public Offering” means the consummation of the first fully underwritten, firm commitment public offering pursuant to an effective registration statement under the Act covering the offer and sale by the Company or any of its Subsidiaries or affiliates of its equity securities, as a result of or following which the Ordinary Shares or, if applicable, any Exchange Security shall be publicly held.

          “Option” means any option to purchase, or subscribe for, Ordinary Shares granted pursuant to Section 5.
          “Ordinary Shares” means the Company’s ordinary shares, par value USD$1.50 per share.
          “Sale Event” shall mean and include any of the following: (a) consummation of a merger or consolidation of the Company with or into any other corporation or other entity in which Pampas Humedas, the HBK Member and Ospraie Advisors will not, directly or indirectly, collectively continue to hold at least a majority of the outstanding Ordinary Shares or other voting securities of the Company; (b) a sale, lease, exchange or other transfer (in one transaction or a related series of transactions) of all or substantially all of the Company’s and its Subsidiaries’ assets on a consolidated basis to an unrelated person or entity; (c) the acquisition by any person or any group of persons, acting together in any transaction or related series of transactions, of such quantity of the Company’s Ordinary Shares or other voting securities as causes such person, or group of persons, to possess, directly or indirectly, as of the time immediately after such transaction or related series of transactions, the power to direct the management and policies of the Company, whether through the ownership of Ordinary Shares or other voting securities, by contract or otherwise; or (d) the liquidation or dissolution of the Company. For purposes of clarity, an Initial Public Offering shall not constitute a Sale Event for purposes of this Plan.
          “Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.
          “Shareholder Agreement” means the Shareholder Agreement, dated as of the Reorganization Date, as amended or restated from time to time.
          “Subsidiary” means any corporation or other entity (other than the Company) in which the Company has at least a 50 percent interest, either directly or indirectly.

SECTION 2.	ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS
     (a) Administration of Plan. The Plan shall be administered by the Board, or at the discretion of the Board, by a committee thereof, comprised, except as contemplated by Section 2(c), of not less than two members of the Board. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board or a committee or committees of the Board, as applicable).
     (b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:
          (i) to select the individuals to whom Awards may from time to time be granted;

          (ii) to determine the time or times of grant, and the amount, if any, Options, granted to any one or more grantees;
          (iii) to determine the number of Ordinary Shares to be covered by any Award and, subject to the provisions of Section 5(a)(i) below, the price, exercise price, conversion ratio or other price relating thereto;
          (iv) to determine and, subject to Section 9, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of written or electronic instruments evidencing the Awards;
          (v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;
          (vi) to impose any limitations on Awards granted under the Plan, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;
          (vii) subject to any restrictions applicable to Options, to extend at any time the period in which Options may be exercised; and
          (viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related written instruments); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.
All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan grantees.
     (c) Delegation of Authority to Grant Options. Subject to applicable law, the Committee, in its discretion, may delegate to the Chief Executive Officer the power to designate officers or employees to be recipients of Options, and to determine the number of such Options to be received by such officers or employees. Any such delegation by the Committee shall also provide that the Chief Executive Officer may not grant awards to himself or herself. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.
     (d) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award and may include, without limitation, the term of an Award, the provisions applicable in the event employment or service terminates, and the Company’s authority to unilaterally or bilaterally amend, modify, suspend, cancel or rescind an Award.

     (e) Indemnification. Neither the Board nor the Committee, nor any member or representative of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its articles or bylaws, or any directors’ and officers’ liability insurance coverage which may be in effect from time to time and/or any indemnification agreement between such individual and the Company.
     (f) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the limitation on the number of Ordinary Shares reserved for issuance pursuant to Section 3 (a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals. Notwithstanding the foregoing, the Committee may not take any actions hereunder, and no Awards shall be granted, that would violate the Exchange Act or any other applicable United States securities law, the Code, or any other applicable United States governing statute or law.
     (g) Deferral Arrangement. The Committee may establish rules and procedures, consistent with Section 409A, setting forth the circumstances under which the distribution or the receipt of Ordinary Shares or, if applicable Exchange Securities and other amounts payable with respect to an Award may be deferred either automatically or at the election of the grantee and whether and to what extent the Company may pay or credit amounts constituting interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals.

SECTION 3.	ORDINARY SHARES ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION
     (a) Ordinary Shares Issuable. The number of Ordinary Shares reserved and available for issuance under the Plan shall be 2.355.743 Ordinary Shares, subject to adjustment as provided in Section 3(b). For purposes of this limitation, the Ordinary Shares or, if applicable Exchange Securities underlying any Awards that are forfeited, canceled, withheld upon exercise of an Option or settlement of an Award to cover the exercise price or tax withholding, reacquired by the Company prior to vesting, satisfied without the issuance of

Ordinary Shares or, if applicable Exchange Securities or otherwise terminated (other than by exercise or exchange), in each case shall be added back to the Ordinary Shares available for issuance under the Plan. Subject to such overall limitations, Ordinary Shares may be issued up to such maximum number pursuant to any type or types of Award. The Ordinary Shares available for issuance under the Plan may be authorized but unissued Ordinary Shares or Ordinary Shares reacquired by the Company and held in treasury.
     (b) Changes in Capitalization, Initial Public Offering. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capitalization, the outstanding Ordinary Shares or, if applicable Exchange Securities are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Ordinary Shares or other securities, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Ordinary Shares are converted into or exchanged for securities of the Company, any successor entity (or a parent or subsidiary thereof) or any of its Subsidiaries or affiliates, the Committee shall make an appropriate and equitable or proportionate adjustment in (i) the maximum number of Ordinary Shares or, if applicable, Exchange Securities reserved for issuance under the Plan, (ii) the number and kind of shares or other securities subject to any then outstanding Awards under the Plan, and (iii) the price for each Ordinary Share, or, if applicable, Exchange Security subject to any then outstanding Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Options) as to which such Options remain exercisable. The adjustment by the Committee shall be final, binding and conclusive. Following an Initial Public Offering, this Plan and each Award Agreement will be amended to facilitate the exchange or conversion of any Award under the Plan for options to purchase shares issued by the issuer under the Initial Public Offering, each of which shall be an Exchange Security, provided that (A) the Committee shall consummate the exchange or conversion for the number and form of such Exchange Securities that are, in the discretion of the Committee, of an equal Fair Market Value to the Award exchanged therefor and (B) the terms and conditions of such options to purchase Exchange Securities shall be comparable to the terms proscribed for the exchanged Award under the Plan but shall be set in the discretion of the Committee as is necessary in connection with the conditions surrounding such Initial Public Offering.
     (c) Sale Events.
          (i) Upon consummation of a Sale Event (but not a Sale Event triggered only by the consummation of an Initial Public Offering), the Plan and all outstanding Awards granted hereunder shall terminate (other than any rights in favor of the Company to repurchase any Ordinary Shares or, if applicable, Exchange Securities underlying any Award, whether pursuant to an Award Agreement or the Shareholder Agreement), unless provision is made in connection with the Sale Event in the sole discretion of the parties to the Sale Event for the assumption or continuation by the successor entity of Awards theretofore granted (an “Assumed Award”), or the substitution of such Awards with new awards of the successor entity or parent thereof (a “Substituted Award”), with an equitable or proportionate adjustment as to the number and kind of securities and, if appropriate, the per security exercise prices, as such parties shall agree (after taking into account any acceleration hereunder). In connection with any Sale Event in which all of the consideration is cash, the parties to any such Sale Event may also provide that some or all outstanding Awards that would otherwise not be fully vested and exercisable in full after giving effect to the Sale Event will be converted (a “Converted Award”) into the right to receive the consideration payable to holders of Ordinary Shares or, if applicable, Exchange Securities in the Sale Event (net of the applicable exercise price), subject to any remaining vesting provisions relating to such Awards and the other terms and conditions of the Sale Event (such as indemnification obligations and purchase price adjustments) to the extent provided by the parties and the further provisions set forth in paragraph (iii) below regarding the effect on Converted Awards of termination of employment following a Sale Event and the provisions set forth in (iv) below regarding payments in respect of Converted Awards.
          (ii) In the event the Plan and all outstanding Awards terminate in connection with a Sale Event, except as the Committee may otherwise specify with respect to particular Awards in the relevant Award Agreement, all Options that are not exercisable immediately prior to the effective time of the Sale Event shall become fully exercisable as of the consummation of the Sale Event and all other Awards shall become fully vested and nonforfeitable as of such consummation. In addition, each grantee shall be permitted, within a specified period of time prior to the consummation of the Sale Event as determined by the Committee, to exercise all outstanding Options held by such grantee, including those that will become exercisable upon the consummation of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.
          (iii) In the event that provision is made in connection with a Sale Event for Assumed Awards, Substituted Awards and/or Converted Awards (any such Award, a “Continuing Award”) then, except as the Committee may otherwise determine with respect to particular Awards or as may otherwise be provided in an Award Agreement, each unvested Continuing Award shall be deemed vested and exercisable or become payable in full upon the date on which the grantee’s employment or service relationship with the Company and any Subsidiary or successor entity, as the case may be, terminates if such termination occurs (i) within 6 months after such Sale Event (the “Double Trigger Period”) and (ii) such termination is by the Company or any Subsidiary or successor entity without Cause.
          (iv) (A) In connection with any Sale Event in which the parties have provided for any Converted Awards, the parties thereto may establish an escrow account (the “Award Escrow”) to satisfy the payment obligation with respect to the Converted Awards. In such event, the Company shall arrange for the acquirer in any such Sale Event to deposit into the Award Escrow an amount of consideration sufficient to pay to the holders of unexercised Converted Awards the consideration such holders would have received in the Sale Event (net of the applicable exercise price) had such Converted Awards been exercisable at the time of consummation of the Sale Event and such Award Escrow shall be used exclusively to satisfy obligations with respect to the Converted Awards. The Award Escrow shall remain in place beginning on the closing date of the applicable Sale Event and ending on the date which is the earlier of (i) the last vesting date on which any holder is subject to any remaining vesting provisions relating to a Converted Award, or (ii) the date on which the employment or service relationship of all holders of Converted Awards with the Company and its subsidiaries or successor entity is terminated (the “Award Escrow Expiration Date”).
          (B) If and to the extent any Converted Awards vest in accordance with the applicable vesting schedule, the consideration relating to such vested Converted Awards shall promptly be paid to the holder thereof from the Award Escrow.
          (C) In the event the employment of any holder of a Converted Award is terminated during the Double-Trigger Period by the Company or any Subsidiary or successor entity without Cause or upon such holder’s death or disability (as such term is defined in 22(e) of the Code), the consideration relating to such Converted Award shall promptly be paid to such holder from the Award Escrow.
          (D) In the event the employment of any holder of a Converted Award is terminated during the Double-Trigger Period by the Company or any Subsidiary or successor entity for Cause or by such holder, any remaining Converted Awards held by such holder at the time of such termination shall immediately be forfeited and cancelled and the consideration relating to such Converted Awards shall be retained in the Award Escrow and distributed on the Award Escrow Expiration Date as provided in paragraph (F) below.
          (E) In the event the employment of any holder of a Converted Award is terminated for any reason by the Company or any Subsidiary or successor entity after the Double-Trigger Period has expired, any remaining Converted Awards held by such holder shall immediately be forfeited and cancelled and the consideration relating to such Converted Awards shall be retained in the Award Escrow and distributed on the Award Escrow Expiration Date as provided in paragraph (F) below.
          (F) Upon the Award Escrow Expiration Date, any amount remaining in the Award Escrow shall be distributed to the selling individuals and/or entities in the Sale Event in the same manner as if it were additional consideration to be distributed in accordance with the applicable sale agreement.
          (v) Notwithstanding anything to the contrary herein, the Company shall have the right, but not the obligation in connection with a Sale Event, to make or provide for a cash payment to grantees holding Options, in exchange for the cancellation thereof, in an amount equal to the difference between (A) the value as determined by the Committee of the consideration payable, or otherwise to be received by shareholders, per Ordinary Share or, if applicable, Exchange Security pursuant to a Sale Event multiplied by the number of Ordinary Shares or, if applicable, Exchange Securities subject to outstanding Options (to the extent then exercisable, including by reason of vesting acceleration, at prices not in excess of the applicable sale price for the Ordinary Shares or, if applicable, Exchange Securities in the Sale Event) and (B) the aggregate exercise price of all such outstanding Options (to the extent then exercisable, including by reason of vesting acceleration, at prices not in excess of the sale price), subject to the other terms and conditions of the Sale Event (such as indemnification obligations and purchase price adjustments) to the extent provided by the parties.
     (d) Substitute Awards.
               The Committee may grant Awards under the Plan in substitution for equity and similar equity-based awards held by employees, directors or other key persons of another corporation in connection with the merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. Any substitute Awards granted under the Plan shall not count against the limitation set forth in Section 3(a).
SECTION 4. ELIGIBILITY
          Grantees under the Plan will be such full or part-time officers and other employees, directors and key persons (including prospective employees, but conditioned on their employment, and consultants) of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion;.
SECTION 5. OPTIONS
          Any Option granted under the Plan must be made pursuant to an Option Award Agreement in such form as the Committee may from time to time approve. Option Award Agreements need not be identical.
          No Option shall be granted under the Plan after the date which is ten years from the date the Plan is approved by the Board.
     (a) Terms of Options. The Committee in its discretion may grant Options to eligible employees, directors and key persons of the Company or any Subsidiary. Options granted pursuant to this Section 5(a) shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable. If the Committee so determines, Options may be granted in lieu of cash compensation at the optionee’s election, subject to such terms and conditions as the Committee may establish.
          (i) Exercise Price. The exercise price per share for the Ordinary Shares or, if applicable Exchange Securities covered by an Option granted pursuant to Section 5(a) shall be determined by the Committee at the time of grant but shall not be less than the greater of one hundred percent (100%) of the Fair Market Value of an Ordinary Share on the date of grant and the par value of an Ordinary Share. Notwithstanding the foregoing, with respect to IFH Options granted prior to the Effective Date that are converted into Options in connection with the Reorganization, the exercise price per Option Share shall be based upon the exercise price per unit of the IFH Option, as set forth in the following table:

Per Unit/Share Exercise Price Conversion

IFH Option Exercise Price	Option Exercise Price
2.2	12.81883
2.3	13.4015
          (ii) Option Term. The term of each Option shall be fixed by the Committee, but no Option shall be exercisable more than ten years after the date the Option is granted.
          (iii) Exercisability; Rights of a Shareholder. Options shall become exercisable at such time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. An optionee shall have the rights of a shareholder only as to Ordinary Shares or, if applicable Exchange Securities acquired upon the exercise of an Option and not as to unexercised Options. An optionee shall not be deemed to have acquired any such shares unless and until an Option shall have been exercised pursuant to the terms hereof and the optionee’s name shall have been entered on the books or registers of the Company or of the relevant transfer agent as a shareholder.
          (iv) Method of Exercise. Options may be exercised by an optionee in whole or in part, by the optionee giving written notice of exercise to the Company, specifying the number of Ordinary Shares or, if applicable Exchange Securities to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Option Award Agreement:
          (A) In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;
          (B) If the Initial Public Offering has occurred, subject to applicable law and the Committee’s express prior written consent, through the delivery (or attestation to the ownership) of shares of the Company that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under FAS 123R or other applicable accounting rules, such surrendered shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered shares shall be valued at Fair Market Value on the exercise date; and
          (C) Subject to applicable law and the Committee’s express prior written consent, by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure.

          Payment instruments will be received subject to collection. An Option shall not be deemed exercised and the Ordinary Shares or, if applicable Exchange Securities underlying such Option will not be issued to the optionee until the Company has completed all steps required by law to be taken in connection with the issuance and sale of the shares, including without limitation (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the shares for the optionee’s own account and not with a view to any sale or distribution thereof, (ii) the legending of any certificate or the books or registers of the Company or of the relevant transfer agent representing the shares to evidence the foregoing restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option.
          The issuance of Ordinary Shares or, if applicable Exchange Securities to be purchased pursuant to the exercise of an Option will be contingent upon receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Option) by the Company of the full purchase price for such shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws. In the event an optionee chooses, subject to applicable law and the Committee’s express prior written consent, to pay the purchase price by previously-owned Ordinary Shares or, if applicable Exchange Securities through the attestation method, the number of Ordinary Shares or, if applicable Exchange Securities transferred to the optionee upon the exercise of the Option shall be net of the number of shares attested to.
          (b) Non-Transferability of Options. No Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution and all Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option that the optionee may transfer, without consideration for the transfer, his or her Options to members of his or her immediate family, to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners, provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Plan and the applicable Option.
SECTION 6. TAX WITHHOLDING
          (a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Ordinary Shares or, if applicable Exchange Securities or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, local or other taxes of any kind, as well as social security payments, required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver certificates to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

          (b) Payment in Securities. Subject to approval by the Committee, a grantee may elect to have the Company’s minimum required tax and social security payments withholding obligations satisfied, in whole or in part, by authorizing the Company to withhold from Ordinary Shares or, if applicable Exchange Securities to be issued pursuant to any Award a number of shares with an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.
SECTION 7. SECTION 409A AWARDS.
     (a) To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as specified by the Committee from time to time in order to comply with Section 409A. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s date of separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A.
     (b) The Company makes no representation or warranty and shall have no liability to any grantee or any other person if any provisions of this Plan or Awards hereunder are determined to constitute deferred compensation subject to Section 409A but do not satisfy an exemption from, or the conditions of, such section.
SECTION 8. TRANSFER, LEAVE OF ABSENCE, ETC.
     For purposes of the Plan, the following events shall not be deemed a termination of employment:
     (a) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another; or
     (b) an approved leave of absence for military service, sickness or disability, or for any other purpose approved by the Company, if the employee’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.
SECTION 9. AMENDMENTS AND TERMINATION
          The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award (or provide substitute Awards at the same or a reduced exercise or purchase price or with no exercise or purchase price in a manner not inconsistent with the terms of the Plan; provided, that such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then initially granted under the Plan for the purpose of satisfying changes in law or for any other lawful purpose), but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Options or effect repricing through cancellation of outstanding Awards and by granting such holders new Awards in replacement of the cancelled Awards. Nothing in this Section 9 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c).
SECTION 10. STATUS OF PLAN
          With respect to the portion of any Award that has not been exercised and any payments in cash, Ordinary Shares or, if applicable Exchange Securities or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company’s obligations to deliver Ordinary Shares or, if applicable Exchange Securities or make payments with respect to Awards hereunder; provided, that the existence of such trusts or other arrangements is consistent with the foregoing sentence.
SECTION 11. GENERAL PROVISIONS
          (a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Ordinary Shares or, if applicable Exchange Securities pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring such Ordinary Shares or, if applicable Exchange Securities without a view to distribution thereof. No Ordinary Shares or, if applicable Exchange Securities shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Ordinary Shares or, if applicable, Exchange Securities and Awards, or in its books or registers or its transfer agent’s books or registers, as it deems appropriate.
          (b) Delivery of Certificates. If Ordinary Shares or, if applicable Exchange Securities are certificated, certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a transfer agent of the Company shall have mailed such certificates in the mail, addressed to the grantee, at the grantee’s last known address on file with the Company. Options shall be in registered form only.
          (c) Other Compensation Arrangements; No Employment Rights. Nothing contained in the Plan shall prevent the Board from adopting other or additional compensation arrangements, including trusts, and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan and the grant of Awards do not confer upon any employee any right to continued employment or service relationship with the Company or any Subsidiary.
          (d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to such Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time, as well as applicable law.
          (e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.
          (g) Shareholder Agreement. Notwithstanding any other provision of this Plan to the contrary, the issuance of Ordinary Shares or, if applicable Exchange Securities, to be purchased pursuant to the exercise of an Option prior to an Initial Public Offering shall be contingent upon the Optionee’s execution of a Joinder Agreement to the Shareholder Agreement, or other appropriate securityholder documentation, as may be required by the Committee in its discretion.
SECTION 12. EFFECTIVE DATE OF PLAN
          The Plan shall become effective upon the Effective Date. Subject to such approval by the Board and to the requirement that no Option or other Award may be issued hereunder prior to such approval, Options and other Awards may be granted hereunder on and after adoption of the Plan by the Board. No grants of Options and other Awards may be made hereunder after the tenth anniversary of the initial effective date of the Plan.
SECTION 13. GOVERNING LAW
          This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with Luxembourg law, except as required by the laws of the applicable jurisdiction in which any optionee is employed or otherwise engaged by the Company or any Subsidiary, as the case may be.